SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2016 (June 1, 2016)

_________________________

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2016, the compensation committee (“Committee”) of Neuralstem, Inc. (the “Company”) approved amendments to the employment agreements of Richard Daly, the Company’s President and Chief Executive Officer and Dr. Karl Johe, the Company’s Chief Scientific Officer. Pursuant to the amendments, Mr. Daly’s salary was reduced by $30,000 to $410,000 per annum and Dr. Johe’s salary was reduced by $260,000 to $490,000 per annum. No other provisions of Mr. Daly’s or Dr. Johe’s employment agreements were changed.

Item 8.01.      Other Events.

The Committee approved an amendment to the Company’s non-employee director compensation policy to be effective on July 1, 2016. Pursuant to the amendment, the annual compensation of non-employee directors was reduced from $200,000 to $100,000 per annum, payable in common stock purchase options, restricted stock, or restricted stock units of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 7, 2016	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer